FOR IMMEDIATE RELEASE
PREMIER EXHIBITIONS REPORTS THIRD QUARTER
AND NINE-MONTH OPERATING RESULTS
GAAP Operating Results:
     For the Quarter:
•	$16.7 million in revenue

•	$4.3 million in income before taxes

•	$2.7 million in net income

•	$0.09 and $0.08 basic and diluted EPS

•	$5.7 million in cash provided by operating activities
     For the Nine-Months:
•	$44.3 million in revenue

•	$18.0 million in income before taxes

•	$11.5 million in net income

•	$0.39 and $0.35 basic and diluted EPS

•	$16.1 million in cash provided by operating activities

Non-GAAP Operating Results:
     For the Quarter:
•	$4.6 million in EBITDA

•	$2.3 million in free cash flow

•	$4.6 million in net income

•	$0.15 and $0.14 basic and diluted EPS
     For the Nine-Months:
•	$18.9 million in EBITDA

•	$9.7 million in free cash flow

•	$14.7 million in net income

•	$0.50 and $0.45 basic and diluted EPS

Financial Position:
•	$30.0 million in cash and marketable securities

•	$36.1 million in working capital

•	$55.4 million in total assets

•	$0 debt

•	$51.4 million in shareholders’ equity

     Atlanta, GA, January 9, 2008 - Premier Exhibitions, Inc. (NASDAQ: PRXI) today announced its financial results for its three and nine months ended November 30, 2007.

Financial Results for the Quarter and Nine Months Ended November 30, 2007
              Premier Exhibitions achieved record revenue of $16.7 million and a net quarterly profit of $2.7 million, or $0.08 per diluted share, during the quarter ended November 30, 2007. These results compare to revenue of $7.9 million and a net quarterly profit of $2.2 million, or $0.07 per diluted share, in the same quarter a year ago. This represents a 111%, 24%, and 14% increase in quarterly year-over-year revenue, net profit, and diluted earnings per share, respectively. For the nine-months ended November 30, 2007, Premier Exhibitions posted record revenue of $44.3 million and net profit of $11.5 million, or $0.35 per diluted share. These results compare to revenue of $20.0 million and net profit of $4.6 million, or $0.15 per diluted share, in the same nine-month period a year ago. This represents a 121%, 151%, and 133% increase in the nine-month year-over-year revenue, net profit, and diluted earnings per share, respectively.
              Non-GAAP net income was $4.6 million and $14.7 million for the quarter and nine-months ended November 30, 2007, respectively. This compares to non-GAAP net income of $2.8 million and $6.1 million in the same periods in the prior fiscal year. Non-GAAP diluted earnings per share for the three and nine-months ended November 30, 2007 was $0.14 and $0.45, respectively, compared to $0.09 and $0.20 in the same periods in the prior fiscal year. Non-GAAP net income excludes the following non-cash items: stock-based compensation, depreciation, and amortization. A reconciliation between GAAP and non-GAAP financial measures is provided in the tables below.
Revised Fiscal 2008 Outlook
              Premier Exhibitions also revised its financial guidance for its fiscal year ending February 29, 2008, referred to as fiscal 2008, by reducing its expected earnings per share and by providing new guidance on its expected fiscal 2008 revenue, EBITDA (a non-GAAP measure), and net income. Earnings per share was negatively impacted by an increase in non-cash stock-based compensation expenses incurred in the second half of Premier Exhibitions’ fiscal year as part of the expansion of Premier Exhibitions’ management team and board of directors, the cancellation of one of Premier Exhibitions’ exhibitions, delays in the opening of several exhibitions, and performance at certain domestic human anatomy exhibitions not meeting expectations.
              The following table summarizes Premier Exhibitions’ revised financial performance expectations for fiscal 2008. This table includes the anticipated impact from the integration of the three additional full sets of human anatomy specimens which were acquired by Premier Exhibitions on December 3, 2007.
Premier Exhibitions, Inc. — Revised Financial Guidance

	Fiscal 2008 Guidance		Fiscal 2007 Actual
	Estimated Range
Total Revenue	$56,900,000	$61,000,000	$30,087,000
EBITDA*	$21,373,000	$25,484,000	$13,688,000
Net Income	$12,730,000	$15,410,000	$7,421,000
Diluted EPS	$0.38	$0.46	$0.24
Shares used in diluted per share calculations	33,500,000	33,500,000	31,047,056

*	A reconciliation of EBITDA to net income is provided in the tables below.

Primary assumptions underlying Premier Exhibitions’ fiscal 2008 guidance include:
•	an estimated effective tax rate of 36% in fiscal 2008; and

•	the effect of stock compensation expenses in accordance with FAS 123(R).
              Premier Exhibitions cautions investors that changes in consumer spending patterns, changes in economic conditions, variations in the timing and scheduling of exhibitions, timing of revenue recognition, levels of exhibition success, and other factors may cause Premier Exhibitions’ actual financial results for Fiscal 2008 to vary. Such variables and risk factors limit Premier Exhibitions’ ability at the present time to make financial projections with any reasonable amount of certainty beyond Fiscal 2008.
Chief Financial Officer Announces Resignation
              Separately, Premier Exhibitions announced that Stephen Couture, Vice President and Chief Financial Officer, has informed Premier Exhibitions of his intention to resign as an executive officer. Mr. Couture has informed Premier Exhibitions that he intends to assist Premier Exhibitions in its search for a new Chief Financial Officer and in transitioning his responsibilities. “I have tremendously enjoyed my tenure with Premier Exhibitions. Given Premier Exhibitions’ rapid growth, it has become apparent to me that Premier Exhibitions needs a Chief Financial Officer who lives in Atlanta and close to its headquarters. I intend to continue to work with Premier Exhibitions on a consulting basis following the appointment of my successor, and after leaving Premier Exhibitions I will devote my time and attention to opportunities in the Tampa Bay area, where I live with my family. I intend to continue as Premier Exhibitions’ Chief Financial Officer and remain as a member of the board of directors until a suitable replacement is found.”
Earnings Conference Call
              Premier Exhibitions, Inc. will host a conference call to discuss its results for the three and nine months ended November 30, 2007 on Wednesday, January 9, 2008 at 9:00 a.m. (EST).  Investors in the U.S. can access the call by dialing 719-325-4816 and international and domestic callers may dial 877-795-3649. Callers should reference confirmation code 7767043.  A transcript of the conference call will be made available on Premier Exhibitions’ website: www.prxi.com.
              Premier Exhibitions, Inc. is a major provider of museum quality touring exhibitions throughout the world.
Forward-Looking Statements
              Certain of the statements contained in this press release contain forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of

1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Premier Exhibitions, Inc. has based these forward-looking statements on its current expectations and projections about future events, based on the information currently available to it. The forward-looking statements contained in this press release may also include statements relating to Premier Exhibitions’ anticipated financial performance, business prospects, new developments, strategies and similar matters and can be identified by words such as “expects,” believes,” “anticipates,” “may,” “intends” and similar words and phrases. Certain of the factors described in Premier Exhibitions, Inc.’s filings with the Securities and Exchange Commission, including the section of its Annual Report on Form 10-K for the year ended February 28, 2007 entitled “Risk Factors,” may affect Premier Exhibitions, Inc.’s future results and cause those results to differ materially from those expressed in the forward-looking statements. Premier Exhibitions disclaims any obligation to update any of its forward-looking statements, except as may be required by law.
Presentation of Additional Information Regarding EBITDA and Free Cash Flow
              EBITDA. Premier Exhibitions’ EBITDA for the quarters ended November 30, 2006 and 2007 was $3.9 million and $4.6 million, respectively. Premier Exhibitions’ EBITDA for the nine months ended November 30, 2006 and 2007 was $8.6 million and $18.9 million, respectively. EBITDA is defined as income from operations before other income and expenses, income taxes, interest and depreciation and amortization. EBITDA does not represent cash flows from operations as defined by generally accepted accounting principles in the United States (“GAAP”), and should not be considered as either an alternative to net income as an indicator of Premier Exhibitions’ operating performance or as an alternative to cash flows as a measure of Premier Exhibitions’ liquidity. Nevertheless, Premier Exhibitions believes that providing non-GAAP information regarding EBITDA is important for investors and other readers of its financial statements, as it provides a measure of liquidity. In addition, EBITDA is commonly used as an analytical indicator within the entertainment and exhibitions industries. Because EBITDA is not a measurement determined in accordance with GAAP and is thus susceptible to varying calculations, EBITDA, as presented, may not be directly comparable to other similarly titled measures used by other companies. A table reconciling the non-GAAP information presented above to GAAP follows the financial statements included with this press release.
              Free Cash Flow. Premier Exhibitions’ Free Cash Flow for the quarters ended November 30, 2006 and 2007 was $2.2 million and $2.3 million, respectively. Premier Exhibitions’ Free Cash Flow for the nine months ended November 30, 2006 and 2007 was $3.5 million and $9.7 million, respectively. Free Cash Flow is defined as net income plus depreciation and amortization less capital expenditures. Free Cash Flow does not represent cash flows from operations as defined by GAAP, and should not be considered as either an alternative to net income as an indicator of Premier Exhibitions’ operating performance or as an alternative to cash flows as a measure of its liquidity. Nevertheless, Premier Exhibitions believes that providing non-GAAP information regarding Free Cash Flow is important for investors and other readers of its financial statements, as it provides a measure of liquidity. Because Free Cash Flow is not a measurement determined in accordance with GAAP and is thus susceptible to varying calculations, Free Cash Flow, as presented, may not be directly comparable to other similarly titled measures used by other companies. A table reconciling the non-GAAP information presented above to GAAP follows the financial statements included with this press release.

Investor Relations:
North Coast Advisors, Inc:
Craig T. Stewart
585-218-7371
cstewart@ncainc.com
Media Inquiries:
Premier Exhibitions, Inc.:
Katherine Morgenstern
404.842.2675
kmorgenstern@prxi.com

Premier Exhibitions, Inc. and Subsidiaries
Consolidated Statements of Operations
(unaudited)

	Three Months Ended November 30,		Nine Months Ended November 30,
	2006	2007	2006	2007
Revenue:
Exhibition revenue	$7,659,000	$16,311,000	$19,006,000	$42,806,000
Merchandise and other	262,000	410,000	961,000	1,380,000
Sale of coal	25,000	14,000	81,000	77,000

Total revenue	7,946,000	16,735,000	20,048,000	44,263,000

Cost of revenue:
Exhibition costs	1,867,000	5,172,000	4,404,000	12,171,000
Cost of merchandise sold	30,000	29,000	105,000	228,000
Cost of coal sold	4,000	4,000	10,000	15,000

Total cost of revenue (exclusive of depreciation and amortization shown separately below)	1,901,000	5,205,000	4,519,000	12,414,000

Gross profit	6,045,000	11,530,000	15,529,000	31,849,000

Operating expenses:
General and administrative	2,105,000	6,934,000	6,563,000	12,912,000
Depreciation and amortization	341,000	614,000	1,053,000	1,668,000
Litigation settlement	—	—	350,000	—

Total operating expenses	2,446,000	7,548,000	7,966,000	14,580,000

Income from operations	3,599,000	3,982,000	7,563,000	17,269,000

Other income and expenses:
Interest income	55,000	289,000	107,000	736,000
Interest expense	(12,000)	—	(51,000)	—
Other income	25,000	—	36,000	10,000

Total other income and expenses	68,000	289,000	92,000	746,000

Income before provision for income taxes	3,667,000	4,271,000	7,655,000	18,015,000

Provision for income taxes	1,467,000	1,541,000	3,062,000	6,485,000

Net income	$2,200,000	$2,730,000	$4,593,000	$11,530,000

Net income per share:
Basic income per common share	$0.08	$0.09	$0.17	$0.39

Diluted income per common share	$0.07	$0.08	$0.15	$0.35

Shares used in basic per share calculations	28,310,105	30,047,900	27,338,690	29,660,719

Shares used in diluted per share calculations	31,881,095	34,097,129	30,665,766	33,303,780

Premier Exhibitions, Inc. and Subsidiaries
Consolidated Balance Sheets

	February 28,	November 30,
	2007	2007
		(Unaudited)
Assets

Current assets:
Cash and cash equivalents	$16,811,000	$24,000,000
Restricted cash	—	5,000,000
Marketable securities	—	1,040,000
Accounts receivable, net of allowance for doubtful accounts of $252,000 and $358,000 respectively	3,050,000	4,093,000
Carpathia receivable, related party	2,500,000	2,500,000
Prepaid expenses and other current assets	2,309,000	3,506,000

Total current assets	24,670,000	40,139,000

Artifacts owned, at cost	3,091,000	3,089,000
Salvor’s lien	1,000	1,000
Property and equipment, net of accumulated depreciation of $3,141,000 and $4,197,000, respectively	3,620,000	6,031,000
Licenses and other rights, net of accumulated amortization of $1,407,000 and 2,019,000, respectively	3,266,000	5,782,000
Deferred income taxes	238,000	406,000

	$34,886,000	$55,448,000

Liabilities and Shareholders’ Equity

Current liabilities:
Accounts payable and accrued liabilities	1,450,000	1,676,000
Income taxes payable	—	2,391,000
Deferred revenue	536,000	—

Total current liabilities	1,986,000	4,067,000

Commitments and contingencies	—	—

Shareholders’ equity:
Common stock; $.0001 par value; authorized 40,000,000 shares; issued and outstanding 29,004,318 and 30,148,839 shares at February 28, 2007 and November 30, 2007, respectively	3,000	3,000
Common stock payable	90,000	3,000
Additional paid-in capital	34,252,000	41,463,000
Retained earnings	(903,000)	10,627,000
Accumulated other comprehensive loss	(129,000)	(261,000)
Less treasury stock, at cost; 56,641 and 58,945 shares at February 28, 2007 and November 30, 2007, respectively	(413,000)	(454,000)

Total shareholders’ equity	32,900,000	51,381,000

	$34,886,000	$55,448,000

Premier Exhibitions, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(unaudited)

	Nine Months Ended November 30,
	2006	2007
Cash flows from operating activities:
Net income	$4,593,000	$11,530,000

Adjustments to reconcile net income to net cash provided (used) by operating activities:
Depreciation and amortization	1,053,000	1,668,000
Stock based compensation	1,499,000	3,295,000
Decrease in cost of artifacts	4,000	—
Provision for doubtful accounts	—	106,000
Excess tax benefit on the exercise of employee stock options	—	(1,384,000)
Changes in operating assets and liabilities:
Increase in accounts receivable	(1,564,000)	(1,149,000)
(Increase) decrease in deferred income taxes	771,000	(168,000)
Increase in prepaid expenses and other current assets	(1,023,000)	(1,197,000)
Increase in other assets	(9,000)	—
Increase (decrease) in deferred revenue	71,000	(536,000)
Increase in accounts payable and accrued liabilities	726,000	226,000
Increase in income taxes payable	—	3,739,000

Total adjustments	1,528,000	4,600,000

Net cash provided by operating activities	6,121,000	16,130,000

Cash flows used by investing activities:
Purchases of property and equipment	(2,146,000)	(3,465,000)
Purchase of exhibition licenses	—	(2,878,000)
Purchase of subrogation rights	—	(250,000)
Net decrease in marketable securities	—	10,000
Purchase of certificate of deposit	—	(1,000,000)

Net cash used by investing activities	(2,146,000)	(7,583,000)

Cash flows from financing activities:
Proceeds from notes payable	342,000	—
Reduction in marketable securities	(570,000)	—
Principal payments on notes payable	(1,690,000)	—
Proceeds from option and warrant exercises	1,726,000	2,391,000
Excess tax benefit on the exercise of employee stock options	2,219,000	1,384,000

Net cash provided by financing activities	2,027,000	3,775,000

Effects of exchange rate changes on cash and cash equivalents	45,000	(133,000)

Net increase in cash and cash equivalents	6,047,000	12,189,000
Cash and cash equivalents at beginning of year	4,129,000	16,811,000

Cash and cash equivalents at end of year	$10,176,000	$29,000,000

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$27,000	$—

Supplemental disclosure of cash flow information:
Cash paid during the period for taxes	$—	$2,433,000

Supplemental disclosure of non-cash investing and financing activities:
Cashless exercise of stock options	$322,000	$(41,000)

Supplemental disclosure of non-cash investing and financing activities:
Unrealized loss on marketable securities	$—	$10,000

Reconciliation of GAAP to Non-GAAP Financial Measures

	Three Months Ended November 30		Nine Months Ended November 30,
	2006	2007	2006	2007
GAAP net income	$2,200,000	$2,730,000	$4,593,000	$11,530,000
Stock-based compensation	619,000	2,378,000	1,499,000	3,295,000
Depreciation and amortization	341,000	614,000	1,053,000	1,668,000
Income tax effect of non-GAAP adjustments	(384,000)	(1,077,000)	(1,021,000)	(1,787,000)

Non-GAAP net income	$2,776,000	$4,645,000	$6,124,000	$14,706,000

GAAP basic income per common share	$0.08	$0.09	$0.17	$0.39
Stock-based compensation	0.02	0.08	0.05	0.11
Depreciation and amortization	0.01	0.02	0.04	0.06
Income tax effect of non-GAAP adjustments	(0.01)	(0.04)	(0.04)	(0.06)

Non-GAAP basic income per common share	$0.10	$0.15	$0.22	$0.50

GAAP diluted income per common share	$0.07	$0.08	$0.15	$0.35
Stock-based compensation	0.02	0.07	0.05	0.10
Depreciation and amortization	0.01	0.02	0.03	0.05
Income tax effect of non-GAAP adjustments	(0.01)	(0.03)	(0.03)	(0.05)

Non-GAAP diluted income per common share	$0.09	$0.14	$0.20	$0.45

Non-GAAP Supplementary Materials
Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)

	Three Months Ended November 30,		Nine Months Ended November 30,
	2006	2007	2006	2007
Net Income	$2,200,000	$2,730,000	$4,593,000	$11,530,000
Provision for income taxes	1,467,000	1,541,000	3,062,000	6,485,000
Other income	(25,000)	—	(36,000)	(10,000)
Interest expense	12,000	—	51,000	—
Interest income	(55,000)	(289,000)	(107,000)	(736,000)
Depreciation and amortization	341,000	614,000	1,053,000	1,668,000

EBITDA	$3,940,000	$4,596,000	$8,616,000	$18,937,000

Non-GAAP Measure:
EBITDA is defined as net income from continuing operations before interest and other income, income taxes, depreciation and amortization. EBITDA should not be considered as an alternative to net income, cash flows from operations or any other indicator of Premier Exhibitions, Inc.’s performance or liquidity, determined in accordance with U.S. GAAP.
FREE CASH FLOW

	Three Months Ended November 30,		Nine Months Ended November 30,
	2006	2007	2006	2007
Net income	$2,200,000	$2,730,000	$4,593,000	$11,530,000
Depreciation and amortization	341,000	614,000	1,053,000	1,668,000
Capital expenditures	(332,000)	(1,014,000)	(2,146,000)	(3,465,000)

Free Cash Flow	$2,209,000	$2,330,000	$3,500,000	$9,733,000

Non-GAAP Measure:
Free Cash Flow is defined as net income plus depreciation and amortization less cash used for capital expenditures. Free Cash Flow does not represent cash flows from operations as defined by GAAP, and should not be considered as either an alternative to net income as an indicator of Premier Exhibitions, Inc.’s operating performance or as an alternative to cash flows as a measure of Premier Exhibitions, Inc.’s liquidity.
Reconciliation of Non-GAAP EBITDA fiscal 2008 financial guidance to GAAP

Net income	$12,730,000	$15,410,000	$7,421,000
Provision for Income Taxes	7,081,000	8,512,000	4,948,000
Other Income/Expense	(1,122,000)	(1,122,000)	(210,000)
Depreciation and amortization	2,684,000	2,684,000	1,529,000

EBITDA	$21,373,000	$25,484,000	$13,688,000